Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 30, 2021. Unless the context otherwise requires, “Legacy IonQ” refers to IonQ, Inc. prior to the Closing Date, the “Company” refers to IonQ, Inc. (“IonQ”) (f/k/a dMY Technology Group, Inc. III) after the Closing, and dMY Technology Group, Inc. III (“dMY”) prior to the Closing Date.

Introduction

The following unaudited pro forma combined balance sheet as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2020. The unaudited pro forma combined statement of operations for the six months ended June 30, 2021 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The unaudited pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what IonQ’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of IonQ. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of dMY was derived from the unaudited financial statements of dMY as of and for the six months ended June 30, 2021, and the audited financial statements of dMY for the period from September 14, 2020 (inception) through December 31, 2020, included elsewhere in this Form 8-K. The historical financial information of Legacy IonQ was derived from unaudited financial statements of Legacy IonQ as of and for the six months ended June 30, 2021, and the audited financial statements of Legacy IonQ for the year ended December 31, 2020, included elsewhere in this Form 8-K. This information should be read together with dMY’s and Legacy IonQ’s audited financial statements and related notes and unaudited financial statements and related notes, and other financial information included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined financial data below reflects the 950,923 shares of the outstanding dMY common stock that were redeemed, resulting in an aggregate payment of $9.5 million out of the trust account, at a redemption price of $10.00 per share.

Description of the Business Combination

On September 30, 2021, dMY, the Merger Sub and Legacy IonQ consummated the previously announced Merger pursuant to the Merger Agreement, which provided for, among other things, the Business Combination. Concurrently with the execution and delivery of the Merger Agreement, the PIPE Investors, entered into Subscription Agreements pursuant to which the PIPE Investors purchased 34,500,000 shares of dMY’s Class A Stock, at a purchase price per share of $10.00 and an aggregate purchase price of $345.0 million. The purchase of the PIPE Shares was consummated concurrently with the Business Combination.

Pursuant to the Merger Agreement:

•

Legacy IonQ stock (including holders of common stock, Series A preferred stock, Series B preferred stock, and Series B-1 preferred stock) issued and outstanding immediately prior to the Business Combination, was canceled and converted into the right to receive the number of shares of Class A Stock equal to the quotient determined by dividing (i) the Aggregate Stock Consideration by (ii) the IonQ Stock Adjusted Fully Diluted Shares (the “Exchange Ratio”).

•

Each Legacy IonQ Warrant issued and outstanding immediately prior to the Business Combination ceased to represent a conditional right to purchase a number of shares of IonQ Series B-1 preferred stock and was converted into a conditional right to purchase a number of shares of Class A Stock equal to the product of (a) the number of shares of IonQ Series B-1 preferred stock that such IonQ Warrant had the conditional right to purchase and (b) the Exchange Ratio subject to the same terms and conditions outlined in the warrant agreement.

•

Each Legacy IonQ Stock Option issued and outstanding immediately prior to the Business Combination was assumed by dMY and converted into an option to purchase shares of Class A Stock equal to the product of (a) the number of shares of IonQ common stock subject to such Legacy IonQ stock option agreement immediately prior to the Business Combination and (b) the Exchange Ratio subject to the same terms and conditions as were applicable to such Legacy IonQ Stock Option immediately prior to the Business Combination, including applicable vesting conditions.

The Exchange Ratio was 4.048, based on the amount of net cash of IonQ, transaction costs and the diluted number of Legacy IonQ capital stock as of the Effective Date.

Vesting Shares

Effective upon the consummation of the Business Combination, 10% or 750,000 of dMY’s Sponsors and Insiders shares were placed in an escrow (the “Vesting Shares”) and will be subject to forfeiture unless certain vesting requirements are met. 250,000 of the Vesting Shares will vest upon the occurrence of each of the following circumstances any time prior to the 5th anniversary of the consummation of the Business Combination:

•

The Class A Stock closing share price is greater than or equal to $12.50 (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) over any 20 trading days within any 30-day trading period or the Company consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company’s common stock for cash, securities, or other properties (“Subsequent Business Combination”) having a value of at least $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

•

The Class A Stock closing share price is greater than or equal to $15.00 (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) over any 20 trading days within any 30-day trading period or the Company consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in Subsequent Business Combination having a value of at least $15.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

•

The Class A Stock closing share price is greater than or equal to $17.50 (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) over any 20 trading days within any 30-day trading period or the Company consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in Subsequent Business Combination having a value of at least $17.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

The Vesting Shares have been classified as permanent equity on the balance sheet.

Accounting for the Business Combination

The Business Combination represented a reverse merger and was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, dMY, who is the legal acquirer, is treated as the “acquired” company for financial reporting purposes and Legacy IonQ is treated as the accounting acquirer. This determination was primarily based on evaluation of the following facts and circumstances:

•	Legacy IonQ’s stockholders have the majority of the voting interest in the combined entity as described below with an approximate 63% voting interest.

•	The Company’s board of directors have seven board members consisting of two board members designated by dMY, four board members retained from the Legacy IonQ board, and one additional,

independent board member. The Legacy IonQ board members will control a majority of the governing body of the Company.

•	Legacy IonQ’s senior management comprises all of the senior management of the Company;

•	Legacy IonQ operations comprise the ongoing operations of the Company.

Accordingly, for accounting purposes, the Merger was treated as the equivalent of a capital transaction in which Legacy IonQ issued stock for the net assets of dMY, accompanied by a recapitalization. The net assets of dMY are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy IonQ.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the historical pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The adjustments presented in the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma combined balance sheet as of June 30, 2021, was derived from the unaudited historical balance sheet of dMY as of June 30, 2021 and the unaudited historical balance sheet of Legacy IonQ as of June 30, 2021 and giving further effect to the Business Combination as if it had occurred on June 30, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of dMY for the period of September 14, 2020 (inception) through December 31, 2020, and the historical statement of operations of Legacy IonQ for the year ended December 31, 2020 giving effect to the Business Combination as if it had been consummated on January 1, 2020, the beginning of the earliest period presented. The unaudited pro forma combined statement of operations for the six months ended June 30, 2021 combines the historical statement of operations of dMY for the six months June 30, 2021, and the historical statement of operations of Legacy IonQ for the six months ended June 30, 2021, giving effect to the Business Combination as if it had been consummated on January 1, 2020, the beginning of the earliest period presented.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business

Combination. dMY and Legacy IonQ have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial data below reflects the 950,923 shares of the outstanding dMY common stock that were redeemed, resulting in an aggregate payment of $9.5 million out of the trust account, at a redemption price of $10.00 per share.

Included in the weighted average shares outstanding as presented in the pro forma combined financial statements are the shares of Class A Stock to be issued to Legacy IonQ stockholders, the Class A Stock issued to existing dMY investors, the Founder Shares (excluding the Sponsor Vesting Shares), and the PIPE Shares.

Upon the consummation of the Business Combination, the weighted average shares outstanding as presented in the unaudited pro forma combined financial statements include the following (in thousands):

	$	Shares	%
Legacy IonQ Ownership	1,214,363	121,436	63
dMY Class A Shareholders	290,491	29,049	15
dMY Founders Shares	67,500	6,750	4
PIPE Investors	345,000	34,500	18

Total Class A Shares	1,917,354	191,735	100

The unaudited pro forma combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company.

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2021

(in thousands, except share and per share amounts)

	Legacy IonQ	dMY	Pro Forma Adjustments		Pro Forma Combined Balance Sheet
Assets	(b)	(a)
Cash and cash equivalents	$27,692	$—	$290,575	(c)	$588,922
			345,000	(d)
			(156)	(f)
			(63,689)	(j)
			(10,500)	(k)
Investments held in Trust Account	—	300,084	(300,084)	(c)	—
Accounts receivable	420	—	—		420
Prepaid expenses and other current assets	4,853	712	(3,241)	(m)	2,324
Property and equipment, net	15,558	—	—		15,558
Operating lease right-of-use assets	4,164	—	—		4,164
Intangible assets, net	5,110	—	—		5,110
Other noncurrent assets	2,596	—	—		2,596

Total assets	$60,393	$300,796	$257,905		$619,094

Liabilities
Accounts payable	4,635	314	—		4,949
Accrued expenses	1,688	3,550	—		5,238
Current portion of operating lease liabilities	559	—	—		559
Unearned revenue	100	—	—		100
Current portion of stock option early exercise liabilities	1,525	—	—		1,525
Operating lease liabilities, net of current portion	3,716	—	—		3,716
Unearned revenue, net of current portion	1,533	—	—		1,533
Stock option early exercise liabilities, net of current portion	3,228	—	—		3,228
Franchise tax payable	—	100	—		100
Note payable to related parties	—	156	(156)	(f)	—
Deferred underwriting commissions in connection with initial public offering	—	10,500	(10,500)	(k)	—
Derivative warrant liabilities	—	40,600	—		40,600

Total liabilities	$16,984	$55,220	$(10,656)		$61,548

Commitments and contingencies
Series A convertible redeemable preferred stock	1,925	—	(1,925)	(i)	—
Series B convertible redeemable preferred stock	21,111	—	(21,111)	(i)	—
Series B-1 convertible redeemable preferred stock	61,867	—	(61,867)	(i)	—
Warrants for Series B-1 convertible redeemable preferred stock	566	—	(566)	(i)	—
Common stock subject to possible redemption	—	240,575	(240,575)	(g)	—

	Legacy IonQ	dMY	Pro Forma Adjustments		Pro Forma Combined Balance Sheet
Permanent Equity
Common stock	1	—	(1)	(i)	—
Common stock, Class A	—	1	3	(d)	19
			1	(e)
			12	(l)
			2	(g)
Common stock, Class B	—	1	(1)	(e)	—
Additional paid-in-capital	14,865	31,171	344,997	(d)	617,649
			231,064	(g)
			(26,172)	(h)
			(3,241)	(m)
			(12)	(l)
			85,470	(i)
			(60,493)	(j)
Retained earnings / Accumulated deficit	(56,926)	(26,172)	26,172	(h)	(60,122)
			(3,196)	(j)
Total stockholders’ (deficit)/equity	(42,060)	5,001	594,605		557,546

Total liabilities, convertible redeemable preferred stock, warrants and stockholder’s (deficit)/ equity	$60,393	$300,796	$257,905		$619,094

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share amounts)

	Legacy IonQ	dMY	Pro Forma Adjustments		Pro Forma Combined Statement of Operations
	(bb)	(aa)
Revenues	$—	$—	$—		$—
Expenses
Cost of revenue (excluding depreciation and amortization)	143	—	—		143
Research and development	10,157	—	—		10,157
Sales and marketing	486	—	—		486
General and administrative	3,547	602	—		4,149
Depreciation and amortization	1,400	—	—		1,400
Franchise tax expenses	—	58	—		58

Total operating costs and expenses	15,733	660	—		16,393

Loss from Operations	(15,733)	(660)	—		(16,393)
Other income	309	—	—		309
Gain on marketable securities (net), dividends and interest, held in Trust Account	—	31	(31	)(cc)	—
Offering costs associated with derivative warrant liabilities	—	700	3,196	(ff)	3,896
Loss upon issuance of private placement warrants	—	7,360	—		7,360
Change in fair value of derivative warrant liabilities	—	7,525	—		7,525

Loss before benefit (provision) for income taxes	(15,424)	(16,214)	(3,227)		(34,865)

Benefit for income taxes	—	—	—		—

Net loss	$(15,424)	$(16,214)	$(3,227)		$(34,865)

Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	5,496,316				191,735,418	(dd)
Weighted average shares outstanding of Class A common stock basic and diluted		30,000,000
Weighted average shares outstanding of Class B common stock basic and diluted		7,156,250
Net loss per share attributable to common stockholders—basic and diluted	$(2.81)				$(0.18	)(ee)
Net loss per share, Class A common stock – basic and diluted		$(0.00)
Net loss per share, Class B common stock – basic and diluted		$(1.24)

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2021

(in thousands, except share and per share amounts)

	Legacy IonQ	dMY	Pro Forma Adjustments		Pro Forma Combined Statement of Operations
	(bbb)	(aaa)
Revenues	$218	$—	$—		$218
Expenses
Cost of revenue (excluding depreciation and amortization)	508	—	—		508
Research and development	9,131	—	—		9,131
Sales and marketing	1,098	—	—		1,098
General and administrative	5,860	4,195	—		10,055
Depreciation and amortization	947	—	—		947
Franchise tax expenses	—	101	—		101

Total operating costs and expenses	17,544	4,296	—		21,840

Loss from Operations	(17,326)	(4,296)	—		(21,622)
Other income	5	—	—		5
Gain on marketable securities (net), dividends and interest, held in Trust Account	—	53	(53	)(ccc)	—
Change in fair value of derivative warrant liabilities	—	(5,715)	—		(5,715)

Loss before benefit (provision) for income taxes	(17,321)	(9,958)	(53)		(27,332)

Benefit for income taxes	—	—	—		—

Net loss	$(17,321)	$(9,958)	$(53)		$(27,332)

Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	6,471,023				191,735,418	(ddd)
Weighted average shares outstanding of Class A common stock basic and diluted		30,000,000
Weighted average shares outstanding of Class B common stock basic and diluted		7,500,000
Net loss per share attributable to common stockholders—basic and diluted	$(2.68)				$(0.14	)(eee)
Net loss per share, Class A common stock – basic and diluted		$(0.00)
Net loss per share, Class B common stock – basic and diluted		$(1.33)

Pro Forma Adjustments

Adjustments included in the unaudited pro forma combined balance sheet as of June 30, 2021 are as follows:

(a)	Represents dMY’s historical unaudited balance sheet as of June 30, 2021.

(b)	Represents Legacy IonQ’s historical unaudited balance sheet as of June 30, 2021.

(c)

Reflects the reclassification of cash and investments held in the Trust Account to the cash and cash equivalents account, subsequent to public shareholders exercising their right to redeem 950,923 Public Shares for their pro rata share of the Trust Account in the amount of $9.5 million.

(d)	To reflect the issuance of an aggregate 34,500,000 shares of Class A Stock in the PIPE Investment at a price of $10.00 per share for an aggregate purchase price of $345.0 million.

(e)	Represents the pro forma adjustments to reclassify Class B Stock, which will have been converted to Class A Stock issued and outstanding.

(f)	Represents the pro forma adjustments to reflect the repayment of the note payable to related parties as noted in dMY’s unaudited June 30, 2021 financial statements.

(g)

Represents the pro forma adjustments to reclassify common stock subject to possible redemption to permanent equity based on a par value of $0.0001 per share subsequent to public shareholders exercising their right to redeem 950,923 Public Shares for their pro rata share of the Trust Account in the amount of $9.5 million.

(h)	Represents the pro forma adjustments to reclassify the historical retained earnings of dMY to additional paid-in-capital.

(i)	Represents the pro forma adjustments for the cancellation of Legacy IonQ capital stock, and the issuance of Company shares to existing IonQ investors.

(j)

Represents the pro forma adjustment to record the preliminary estimated direct and incremental transaction costs to be incurred for advisory, banking, legal, and accounting fees as well as the underwriting costs associated with the Business Combination and PIPE Investment. This amount is inclusive of $3.2 million of transaction costs that have been allocated to dMY’s public and private warrants that will be expensed upon consummation of the Business Combination, and accordingly, such amounts have been adjusted to accumulated deficit.

(k)	Represents the pro forma adjustment to record the payment of the deferred underwriting commissions in connection with the dMY IPO.

(l)

Represents the pro forma adjustment for the par value of preferred and common stock issued to existing Legacy IonQ equityholders based on preferred and common stock issued and outstanding of the date of the Business Combination (in thousands) and par value of $0.0001.

	Issued and Outstanding on Business Combination Date	Assumed Exchange Ratio	Pro Forma Class A Stock Issued and Outstanding
Common Stock	7,075
Series A Preferred	2,000
Series B Preferred	9,754
Series B-1 Preferred	11,167

Total Shares Issued and Outstanding	29,996	4.048	121,436

(m)

Represents the pro forma adjustment to record the offset of Legacy IonQ’s previously recorded deferred transaction costs for legal, accounting, and advisory fees related to the Business Combination to Additional Paid in Capital.

Adjustments to the unaudited pro forma combined statements of operations for the year ended December 31, 2020 are as follows:

(aa)	Represents dMY’s historical audited statement of operations for period of inception (September 14, 2020) through December 31, 2020.

(bb)	Represents Legacy IonQ’s historical audited consolidated statement of operations for the year ended December 31, 2020.

(cc)	Reflects the pro forma adjustment to eliminate the gains, dividends and interest on the cash and investments held in the Trust Account.

(dd)	Represents weighted average shares issued and outstanding upon consummation of the Business Combination (in thousands), which exclude the impact of the following:

•	Legacy IonQ Stock Options and Legacy IonQ Warrants issued but unvested and to be issued;

•	Legacy dMY Warrants issued; and

•	750,000 shares subject to the Vesting Share provisions described above.

Shares
Shares issued to Legacy IonQ stockholders in the Business Combination	121,436
Class A Stock	29,049
dMY Founders Shares	6,750
Shares issued to PIPE Investors	34,500

Total Class A Stock (Basic)	191,735

As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination and the PIPE Investment have been outstanding for the entirety of the periods presented.

(ee)

Represents net loss per common share computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period as stated in note (dd). The Company has not considered the effect of Legacy IonQ’s or Legacy dMY’s options and warrants to purchase shares of Class A Stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive.

(ff)	Represents the pro forma adjustment to account for transaction costs that have been allocated to private and public warrants accounted for as a liability.

Adjustments to the unaudited pro forma combined statements of operations for the six months ended June 30, 2021 are as follows:

(aaa)	Represents dMY’s historical unaudited statement of operations for the six months ended June 30, 2021.

(bbb)	Represents Legacy IonQ’s historical unaudited consolidated statement of operations for the six months ended June 30, 2021.

(ccc)	Reflects the pro forma adjustment to eliminate the gains, dividends and interest on the cash and investments held in the Trust Account.

(ddd)	Represents weighted average shares issued and outstanding upon consummation of the Business Combination (in thousands), which exclude the impact of the following:

•	Legacy IonQ Stock Options and Legacy IonQ Warrants issued but unvested and to be issued;

•	Legacy dMY Warrants issued; and

•	750,000 shares subject to the Vesting Share provisions described above.

Shares
Shares issued to Legacy IonQ stockholders in the Business Combination	121,436
Class A Stock	29,049
dMY Founders Shares	6,750
Shares issued to PIPE Investors	34,500

Total Class A Stock (Basic)	191,735

As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination and the PIPE Transaction have been outstanding for the entirety of the periods presented.

(eee)

Represents net loss per common share computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period as stated in note (ddd). The Company has not considered the effect of Legacy IonQ’s or dMY’s options and warrants to purchase shares of Class A Stock in the calculation of diluted income per share, since their inclusion would be anti- dilutive.

Legacy IonQ’s pro forma options and warrants are as follows based on an Exchange Ratio of 4.048 (in thousands):

Shares
Legacy IonQ Stock Options	23,835
Legacy IonQ Warrants	8,301

Total Class A Stock Issuable to Legacy IonQ (Dilutive)	32,136

dMY’s anti-dilutive pro forma Vesting Shares and Warrants (in thousands) are as follows:

Shares
Vesting Shares	750
Public Warrants	7,500
Private Warrants	4,000

Total Dilutive Shares	12,250